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                                                                      EXHIBIT 5

                                                              February 14, 1997

Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, MO 64106

Ladies and Gentlemen:

  We have acted as counsel to Commerce Bancshares, Inc., a Missouri corporation ("Commerce"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of January 16, 1997 (the "Acquisition Agreement"), by and among Commerce, CBI-Kansas, Inc. ("CBI"), Shawnee Bancshares, Inc. ("Shawnee") and The Shawnee State Bank (the "Bank").

  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

  Pursuant to the Acquisition Agreement, Shawnee will be merged with and into CBI, with CBI being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, $1.00 par value, and preferred stock, $55 par value, of Shawnee, other than any shares owned by Commerce, CBI, Shawnee or any of their (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, $1.00 par value, of Commerce (the "Commerce Common Stock").

  CBI will also acquire the assets and assume the liabilities of the Bank in exchange for shares of Commerce Common Stock (the "Acquisition"). The shares of Commerce Common Stock acquired by the Bank will then be distributed to the stockholders of the Bank (other than Commerce, CBI or Shawnee) in a liquidation of the Bank.

  In connection with the transactions contemplated by the Acquisition Agreement, Commerce will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of the shares of the Commerce Common Stock to be issued in the Merger and Acquisition.

  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of Commerce, as in effect on the date hereof, (iii) the Acquisition Agreement and (iv) certain resolutions of the Board of Directors of Commerce relating to the Merger and Acquisition. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than Commerce, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents on such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of Commerce and others.
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  Members of our firm are admitted to the Bar in the State of Missouri, and we do not express any opinion as to the laws of any other jurisdiction.

  Based upon and subject to the foregoing, we are of the opinion that the shares of the Commerce Common Stock, when issued upon the consummation of the Merger and Acquisition in accordance with the terms of the Acquisition Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the related Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Blackwell Sanders Matheny Weary
                                             & Lombardi L.C.

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